UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2020

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

On June 15, 2020, Phathom Pharmaceuticals, Inc. (the “Company”) announced that it has randomized the first new patients in each of its two Phase 3 clinical trials since temporarily pausing new patient randomization in response to the COVID-19 pandemic.

In March 2020, the Company temporarily paused new patient randomization in its PHALCON-EE and PHALCON-HP clinical trials. The decision was not based on any study-related COVID-19 infections or other safety events but rather was in support of global efforts to combat the spread of the SARS-CoV-2 coronavirus. During the temporary pause, the Company worked closely with sites to ensure patients who were already enrolled and randomized in the PHALCON-EE and PHALCON-HP studies could remain safely in the trial with as little disruption as possible. The Company has not experienced any interruptions to clinical trial supply, including manufacturing and the overall supply chain.

The Company continues to closely monitor the COVID-19 situation and, at this time, continues to expect to provide top-line data from the PHALCON-EE and PHALCON-HP trials in 2021.

Forward Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the expected availability of vonoprazan to be delivered to clinical trial sites; and when the Company expects to provide topline data for the Phase 3 clinical trials of vonoprazan. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the rate of patient enrollment in PHALCON-EE and PHALCON-HP which, due to the COVID-19 pandemic, is highly uncertain due to factors outside the Company’s control; potential additional delays in the commencement, enrollment and completion of clinical trials; patients already enrolled in PHALCON-EE and PHALCON-HP may not complete the clinical trials or public health conditions and governmental restrictions may lead the Company to stopping such trials all together, which may adversely impact its trial results and development plans; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for vonoprazan; the Company’s ability to comply with its license agreement with Takeda; the Company’s ability to maintain undisrupted business operations due to the recent spread of the COVID-19 coronavirus, including delaying or otherwise disrupting the Company’s clinical trials, manufacturing and supply chain, and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: June 15, 2020	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary